                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 14, 2001, relating to the financial statements and financial highlights of SunAmerica International Equity Fund which appears in the October 31, 2001 Annual Report to Shareholders of SunAmerica Style Select Series, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Additional Information - Independent Auditors and Legal Counsel" in such Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 21, 2001, relating to the financial statements and financial highlights of SunAmerica International Equity Fund (survivor of a reorganization with International Small Cap Fund and Global Equity Fund of North American Funds) which appears in the October 31, 2001 Annual Report to Shareholders of the North American Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Additional Information - Independent Auditors and Legal Counsel" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York
January 28, 2002